Exhibit 99

                Great Western Names David Weber President & COO

   Veteran Homebuilder to Oversee Launch of Major Projects, Further Growth

    SCOTTSDALE, Ariz., Aug. 17 /PRNewswire-FirstCall/ -- Great Western Land and Recreation, Inc. (OTC Bulletin Board: GWES), a real estate development company with approximately 48,000 acres of urban and ranch land in various stages of development in the Southwest, today announced veteran homebuilder David J. Weber, 52, has been named president and chief operating officer and elected to the company's board of directors.
    "David brings a wealth of experience in both the operational and financial facets of homebuilding and will be a key member of the management team as Great Western enters a significant growth phase," said Jay N. Torok, chairman and chief executive officer. "In addition to helping direct the launch of several major residential and mixed-use projects in the coming months, we expect him to be at the forefront in acquiring additional projects and overseeing other growth initiatives for the company."
    "We also anticipate David will be a key to our goal of expanding our operations to include a homebuilding division," Torok said. Currently, Great Western develops major residential properties and sells lots to homebuilders. Its construction activities have been primarily limited to condominium and townhome projects.
    Before joining Great Western, Weber spent four years as vice president and chief financial officer of Royce Homes, a major national homebuilder with projects in the Phoenix, Houston, Dallas and Atlanta areas. Weber was regional vice president for D.R. Horton, Inc., a nationwide homebuilder listed on the New York Stock Exchange, from 1998 to 2000 and vice president of finance for Torrey Homes, now a division of D.R. Horton, from 1991 to 1998. Weber also was chief executive officer of Craftmaster Homes from 1981 to 1990 and vice president of operations for Superior Homes from 1979 to 1981.
    Weber received his bachelor's degree from Baylor University and his law degree from Atlanta Law School.

    About Great Western Land and Recreation
    Great Western Land and Recreation, Inc. is the product of a merger in February 2003 between 1st Realty Investments Inc., a public company, and Great Western, a real estate development company that was wholly owned by Amortibanc Investments LC, one of Kansas' oldest mortgage and investment banking firms. Great Western's activity is focused in two of the nation's fastest-growing major metropolitan areas, Houston and Phoenix. It is also developing major ranch properties in Arizona and New Mexico. Great Western's common stock recently began quoting on the Over-The-Counter Bulletin Board under ticker symbol GWES.
    Additional information is available at http://www.gwland.com .

    This news release may contain certain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of words such as "may," "believes," "plans," "will," "anticipates," "estimates," "expects," or "intends" or by discussions of strategy, plans or intentions. All forward-looking statements in this news release, including statements regarding sales, new projects and financing of capital expenditures, are made based on the company's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. These risks and uncertainties include, but are not limited to, general economic conditions, competitive factors, real estate market conditions, changing demographic conditions, adverse weather conditions and natural disasters, delays in construction schedules, the availability of qualified third-party contractors, cost overruns, changes in government regulations or requirements, increases in real estate taxes and other local government fees, the company's ability to locate new projects and to finance the acquisition and development of these projects on acceptable terms, changes in interest rates, the unpredictability of the timing of real estate sales and the cost of land, materials and labor. Additional information is included in the company's filings with the Securities and Exchange Commission, and can be found at http://www.sec.gov/edgar . Great Western Land and Recreation assumes no obligation to update any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of this news release.

SOURCE  Great Western Land and Recreation, Inc.
    -0-                             08/17/2004
    /CONTACT: Ron O'Connor, Sr. V. P. and CFO of Great Western Land and Recreation, +1-480-949-6007; Karl Plath or Brien Gately of The Investor Relations Co., +1-847-296-4200, for Great Western/
    /Web Site:  http://www.gwland.com /
    (GWES)
CO:  Great Western Land and Recreation, Inc.
ST:  Arizona
IN:  FIN RLT CST OTC
SU:  PER